                                                                Exhibit 10.xxxiv

                            BENEFIT TRUST AGREEMENT
                            -----------------------

     This TRUST AGREEMENT (the "Trust"), dated August 27, 1996, is by and between The Mead Corporation, an Ohio corporation (the "Company"), and Key Trust Company of Ohio, N.A., a national banking association (the "Trustee"), and is a restatement in its entirety, and a continuation of, a trust established January 9, 1987, by and between the Company and Society Bank, National Association, a national banking association.

     WHEREAS, the Company is obligated under The Mead Supplemental Executive Retirement Plan, The Mead Corporation Incentive Compensation Election Plan, The Mead Corporation Deferred Compensation Plan for Directors, The Mead Excess Benefit Plan, and The Mead Corporation Directors Retirement Plan (together, the "Plans", and singly, the "Plan") to make certain deferred payments to certain of the Company's present and former directors and executives (the "Executives"); and

     WHEREAS, the aforesaid obligations of the Company are not funded or otherwise secured and the Company has agreed to assure that the future payment of said deferred payments will not be improperly withheld in the event that a "Change in Control" of the Company (as defined in Article III hereof) should occur; and

     WHEREAS, for purposes of assuring that such deferred payments will not be improperly withheld, the Company desires to deposit with the Trustee, subject only to the claims of the Company's existing or future general creditors, amounts of cash or marketable securities and certain insurance policies sufficient to provide for such payments as they become due and payable;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE PLANS
                                   ---------

     Section 1.01  Plans.  The Company shall continue to be liable to the
     ------------  -----
Executive to make all payments required under the terms of the Plans to the extent such payments have not been made pursuant to this Trust. Distributions made from the Trust to Executives in respect of the Plans pursuant to Section
4.02 hereof shall, to the extent of such distributions, satisfy the Company's obligations to pay benefits to such Executives under the Plans.

                                  ARTICLE II

                          TRUST AND THE TRUST CORPUS
                          --------------------------

     Section 2.01  Trust.  (a)  Concurrently with the execution of this Trust,
     ------------  -----
the Company is delivering to the Trustee the sum of one thousand dollars ($1,000) to be held in trust hereunder.

     (b) Upon the occurrence of a Potential Change in Control, as defined in
Section 3.02 hereof, the Company shall deliver to the Trustee to be held in trust hereunder an additional amount of cash (or marketable securities having a fair market value equal to such amount, or some combination thereof) (the "Additional Transfer") representing (i) ten million dollars ($10,000,000), the purpose of which is to provide a fund from which any attorneys' fees and expenses incurred in defending the Trust and the Trustee's payment of the Executives' accrued benefits under the Plans may be paid, plus (ii) the present value (determined at a discount rate of five percent (5%) per annum) of the sum of the amounts which will be sufficient to provide for the Company's obligations to pay the Executives' accrued benefits under the Plans.

     (c) The payments by the Company pursuant to Section 2.01(b) and (d) hereof shall be accompanied by a schedule of the individual Executives for whose accounts such payment is being made (the "Payment Schedule" described in Section 4.02(a) hereof), which sets forth the amounts delivered in respect of each such Executive in respect of each Plan.

     (d) At six-month intervals commencing six (6) months after the delivery of an Additional Transfer pursuant to Section 2.01(b) hereof, unless the Trust Corpus shall theretofore have been released pursuant to Article IV or Article VI hereof, the Company shall recalculate the Additional Transfer which would be required to be delivered pursuant to Section 2.01(b) as of the end of the month immediately preceding such six-month interval date. If the amount so calculated exceeds the fair market value of the then Trust Corpus (as defined in Section 2.02(a) hereof), the Company shall promptly (and in no event later than seven
(7) days from the date of such six-month interval date) pay to the Trustee an amount in cash (or marketable securities or any combination thereof) equal to such excess.

     Section 2.02  Trust Corpus.  (a)  As used herein, the term "Trust Corpus"
     ------------  ------------
shall mean the amount delivered to the Trustee as described in Section 2.01(a) hereof plus all amounts delivered thereafter pursuant to Sections 2.01(b), 2.01(d), 2.02(c), 5.01(f) or 5.01(g) hereof, in whatever form held or invested as provided herein. The Trust Corpus shall be held, invested and reinvested by the Trustee in cash or marketable securities only in accordance with this
Section 2.02. The Trustee shall use its good faith efforts to invest or reinvest from time to time all or such part of the Trust Corpus as it believes prudent under the circumstances (taking into account, among other things, anticipated cash requirements for the payment of benefits under the Plans) in either one or a combination of the following investments:

     (i) investments in direct obligations of the United States of America or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, in each case maturing within one year or less from the date of acquisition;

     (ii) investments in negotiable certificates of deposit (in each case maturing within one (1) year or less from the date of acquisition) issued by a commercial bank organized and existing under the laws of the United States of America or any state thereof having a combined capital and surplus of at least one billion dollars ($1,000,000,000); or

     (iii) money market funds sponsored by the Trustee or by any banking or financial institution affiliated with the Trustee; provided, however, that the
                                                   -----------------
Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust Corpus as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust.

     (b)    The Trust is intended to be a grantor trust within the meaning of
Section 671 of the Internal Revenue Code of 1986, as amended. All interest and other income earned on the investment of the Trust Corpus shall be accumulated and added at least annually to the Trust Corpus, thereafter constituting part of such Trust Corpus.

     (c) All losses of income or principal in respect of, and expenses (including, as provided in Section 5.01(g) hereof, any expenses of the Trustee) charged against, the Trust Corpus shall be for the account of the Company and the Company shall be obligated to reimburse the Trust Corpus promptly for any loss in principal amount of, or expense charged against, the Trust Corpus.

                                  ARTICLE III

                               CHANGE IN CONTROL
                               -----------------

     Section 3.01  Definition of Change in Control.  For purposes of this Trust,
     ------------  -------------------------------
a "Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) (or any successor thereto) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

     (i)    any "person" (as defined in Sections 13(d) and 14(d) of the Exchange
     Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company's representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

     (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

     (iii)  (x) the shareholders of the Company approve a merger or
     consolidation   of the Company with any other corporation, except a merger or consolidation which would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or the surviving or parent entity outstanding immediately after such merger or consolidation, unless the Board of Directors determines that such situation does not constitute a Change in Control, or (y) the shareholders of the Company approve a plan of complete litigation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     Section 3.02  Definition of a Potential Change in Control.  For purposes of
     ------------  -------------------------------------------
this Trust, a "Potential Change in Control of the Company" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company, (ii) any person (including the Company) publicly announced an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control of the Company, (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, increases his beneficial ownership of the combined voting power of the Company's then outstanding securities by five percent (5%) or more over the percentage so owned by such person on the date hereof and, after such increase, is the beneficial owner, directly or indirectly, of securities of the Company representing nine-and-one-half percent (9.5%) or more of such securities; or
(iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

                                  ARTICLE IV

                          RELEASE OF THE TRUST CORPUS
                          ---------------------------

     Section 4.01  Delivery to the Company.  After any amount has been delivered
     ------------  -----------------------
to the Trustee pursuant to Section 2.01(b) hereof, such amount, together with any additional Trust Corpus, shall be returned to the Company six (6) months after the date of such delivery, unless a Change in Control shall have occurred. Such initial six-month period shall be renewed for an additional six-month period, if any additional Potential Change in Control occurs during such initial six-month period. The Company shall notify the Trustee of the occurrence of a Change in Control of Potential Change in Control, and the Trustee may rely on such notice or on any other actual notice, satisfactory to the Trustee, of such a change or potential change which the Trustee may receive. Notwithstanding the foregoing, the Trustee shall have no duty or obligation to make any independent determination that such a change or potential change has occurred.

     Section 4.02  Deliveries to Participants.  The Trustee shall hold the Trust
     ------------  --------------------------
Corpus in its possession under the provisions of this Agreement until authorized to deliver the Trust Corpus or any specified portion thereof as follows:

     (a) The Company shall deliver to the Trustee, contemporaneously with any Additional Transfer pursuant to Section 2.01(b) hereof, a schedule (the "Payment Schedule") indicating the amounts payable in respect of each Executive, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable, and the time of commencement for payment of such amounts. The Payment Schedule shall include instructions as to the amount of interest accruing under the Plans and such instructions may be revised from time to time to the extent so provided under the Plans. The Payment Schedule, as it pertains to each Executive, also shall be delivered by the Company to such Executive. A modified Payment Schedule shall be delivered by the Company to the Trustee and to each Executive (as it pertains to such Executive) at each time that additional amounts are required to be paid by the Company to the Trustee under Section 2.01(d) hereof and upon the occurrence of any event, such as early retirement of an Executive, requiring a modification of the Payment Schedule. Except as otherwise provided herein, the Trustee shall make payments to the Executives in accordance with such Payment Schedule.

     (b) In the event that an Executive reasonably believes that the Payment Schedule, as modified, does not properly reflect the amount payable to such Executive or the time or form of payment from the Trust Corpus in respect of any Plan, such Executive shall be entitled to deliver to the Trustee written notice (the "Executive's Notice") setting forth payment instructions for the amount the Executive believes is payable under the relevant terms of such Plan. The Executive shall also deliver a copy of the Executive's Notice to the Company within three (3) business days of the delivery to the Trustee. Unless the Trustee receives written objection from the Company within ten (10) business days after receipt by the Trustee of such notice, the Trustee shall make the payment in accordance with the payment instructions set forth in the Executive's Notice.

     (c) The Trustee shall be permitted to withhold from any payment due to an Executive hereunder the amount required by law to be so withheld under Federal, state and local wage withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee may rely on instructions from the Company as to any required withholding and shall be fully protected under Section 5.01(g) hereof in relying on such instructions.

     (d) Except as otherwise provided herein, in the event of any final determination by the Internal Revenue or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, or which opinion opines, that the Executives or any particular Executive, is subject to Federal income taxation on amounts held in Trust hereunder prior to the distribution to the Executives or Executive of such amounts, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to each Executive the portion of the Trust Corpus includible in such Executive's Federal gross income.

     Section 4.03  Deliveries to Creditors of the Company.  It is the intent of
     ------------  --------------------------------------
the parties hereto that the Trust Corpus is and shall remain at all times subject to the claims of the creditors of the Company, including, without limitation, the general creditors. Accordingly, the Company shall not create a security interest in the Trust Corpus in favor of the Executives or any creditor. If the Trustee receives the notice provided for in Section 4.04 hereof, or otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section 4.04 hereof, the Trustee will make no further distributions of the Trust Corpus to any of the Executives but will deliver the entire amount of the Trust Corpus only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct, in order to make the Trust Corpus available to satisfy the claims of the Company's creditors, including, without limitation, the general creditors. The Trustee shall resume distribution of Trust Corpus to the Executives under the terms hereof, upon no less than thirty (30) days advance notice to the Company, if it determines that the Company was not, or is no longer, bankrupt or insolvent. Unless the Trustee has actual notice of the Company's bankruptcy or insolvency, or has received notice from the Company, or a person claiming to be a creditor of the Company alleging that the Company is bankrupt or insolvent, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

     Section 4.04  Notification of Bankruptcy or Insolvency.  The Company,
     ------------  ----------------------------------------
through its Board of Directors and Chief Executive Officer, shall advise the Trustee promptly in writing of the Company's bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent upon the occurrence of any of the following:

     (i) The Company shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction (Federal or state), whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which an order for relief is entered or which remains undismissed; or the Company by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property, or shall suffer any such custodianship, receivership, or trusteeship to continue undischarged; or

     (ii) The Company shall generally not pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business; or

     (iii) The sums of the Company's debt is greater than all of its property at a fair valuation; or

     (iv) The present saleable value of the Company's assets is less than the amount that would be required to pay the probable liability on its existing debts as they become absolute and matured.

                                   ARTICLE V

                                    TRUSTEE
                                    -------

     Section 5.01  Trustee.  (a)  The duties and responsibilities of the Trustee
     ------------  -------
shall be limited to those expressly set forth in this Trust, and no limited covenants or obligations shall be read into this Trust against the Trustee.

     (b) If, pursuant to Section 3.02 hereof or otherwise, all or any part of the Trust Corpus is at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and it shall not be liable to the Company (or any of its subsidiaries) or any Executive by reason of such compliance even though such order, writ, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

     (c) The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus, including, without limitation, as provided in Section 2.01 hereof, and shall render to the Company, or prior to each January 31 following the date of this Trust until the termination of this Trust (and on the date of such termination), an accounting with respect to the Trust Corpus as of the end of the then most recent calendar year (and as of the date of such termination). The Trustee will at all times maintain a separate bookkeeping account for each Executive to which it will credit each amount delivered by the Company to the Trustee with respect to such Executive. Upon the written request of an Executive or the Company, the Trustee shall deliver to such Executive or the Company, as the case may be, a written report setting forth the amount held in the Trust for such Executive (or each Executive if such request is made by the Company) and a record of the contributions made with respect thereto by the Company.

     (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

     (e) The Trustee may consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

     (f) The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees for performance of such duties in the manner provided by Section 2.02(c) hereof and paragraph (g) of this Section 6.01.

     (g) The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder. Any amount payable to the Trustee under paragraph (V) of this
Section 5.01 or this paragraph (g) and not previously paid by the company pursuant to Section 2.02(c) hereof shall be paid by the Company promptly upon demand therefor by the Trustee or, if the Trustee so chooses in its sole discretion, from the Trust Corpus. In the event that payment is made hereunder to the Trustee from the Trust Corpus. the Trustee shall promptly notify the Company in writing of the amount of such payment. The

Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash (or in marketable securities or in some combination thereof) equal to any payments made from the Trust Corpus to the Trustee pursuant to paragraph (f) of this Section 5.01 or this paragraph
(g). The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to paragraph (f) of this Section 5.01 or this paragraph (g).

     Section 5.02  Successor Trustee.  The Trustee may resign and be discharged
     ------------  -----------------
from its duties hereunder at any time by giving notice in writing of such resignation to the Company and each Executive specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company (or, if a change in control shall previously have occurred, the Company and Executive(s) having at least 65% percent of all amounts then held in the Trust credited to their accounts) shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. If the Company and such Executive(s) are unable to so agree upon a successor trustee within thirty (30) days after such notice, the Trustee shall be entitled, at the expense of the Company, to petition a United States District Court or any of the courts of the State of Ohio having jurisdiction to appoint its successor. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Corpus. The Company (or, if a change in control shall previously have occurred, the Company and Executive(s) having at least 65 percent of all amounts then held in the Trust credited to their accounts) may at any time substitute a new trustee by giving fifteen (15) days notice thereof to the Trustee then acting. The Trustee and any successor thereto appointed hereunder shall be a commercial bank which is not an affiliate of the Company, but which is a national association or established under the laws of one of the states of the United States, and which has equity in excess of $100,000,000.

                                  ARTICLE VI

                       TERMINATION AMENDMENT AND WAIVER
                       --------------------------------

     Section 6.01  Termination.  This Trust shall be terminated upon the
     ------------  -----------
earliest of any of the following events: (i) the exhaustion of the Trust Corpus; (ii) the final payment of all amounts payable to all the Executives pursuant to all amounts payable to all of the Executives pursuant to all the Plans; or (iii) the return of the Trust Corpus to the Company pursuant to
Section 4.01 hereof; provided, however, that, prior to the occurrence of any Potential Change in Control or Change in Control, the Company, in its sole discretion, may terminate this Trust. Promptly upon termination of this Trust, any remaining portion of the Trust Corpus shall be paid to the Company.

     Section 6.02  Amendment and Waiver.  Prior to the occurrence of any
     ------------  --------------------
Potential Change in Control or Change in Control, this Trust can be amended by an instrument in writing signed on behalf of the parties hereto. After a Potential Change in Control or Change in Control has occurred, this Trust may not be amended except by an instrument in writing signed on behalf of the parties hereto together with the written consent of Executives having at least sixty-five percent (65%) of all amounts then held in the Trust credited to their accounts. The parties hereto, together with the consent of Executives having at least sixty-five percent (65%) of all amounts then held in the Trust credited to their accounts, may at any time waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto or an Executive to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party or Executive. Notwithstanding the foregoing, any such amendment or waiver may be made by written agreement of the parties hereto without obtaining the consent of the Executives if such amendment or waiver does not adversely affect the rights of the Executives hereunder. No such amendment or waiver relating to this Trust may be made with respect to a particular Executive unless such Executive has agreed in writing to such amendment or waiver.

                                  ARTICLE VII

                              GENERAL PROVISIONS
                              ------------------

     Section 7.01  Further Assurances.  The Company shall, at any time and from
     ------------  ------------------
time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

     Section 7.02  Certain Provisions Relating to this Trust.  (a)  This Trust
     ------------  -----------------------------------------
sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

     (b) This Trust shall be governed by and construed in accordance with the laws of the State of Ohio, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

     (c) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

     Section 7.03  Arbitration.  Any dispute between the Executives and the
     ------------  -----------
Company or the Trustee as the interpretation or application of the provisions of this Trust and amounts payable hereunder shall be determined exclusively by binding arbitration in Dayton, Ohio, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 5.01(g).

     Section 7.04  Notices.  Any notice, report, demand or waiver required or
     ------------  -------
permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

If to the Company:    The Mead Corporation
                      World Headquarters
                      Courthouse Plaza Northeast
                      Dayton, Ohio 45463
                      Attention:  Secretary

If to the Trustee:    Key Trust Company of Ohio, N.A.
                      34 North Main Street
                      Dayton, Ohio 45402
                      Attention:  Senior Vice President
                                  Trust Department

     If to an Executive, to the address of such Executive as listed next to his name on Schedule A hereto.

     A notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof.

     Section 7.05  Trust Beneficiaries.  Each Executive is an intended
     ------------  -------------------
beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

     IN WITNESS WHEREOF, the parties have executed this Trust as of the date first written above.

                              THE MEAD CORPORATION


                              By: STEVEN C. MASON
                                  ---------------
                                     Name: Steven C. Mason
                                     Title: Chairman and Chief Executive
                                              Officer


                              KEY TRUST COMPANY OF OHIO, N.A.


                              By: JANICE L. CULVER
                                  ----------------
                                  Name: Janice L. Culver
                                  Title: Senior Vice President

                              FIRST AMENDMENT TO
                            BENEFIT TRUST AGREEMENT
                            -----------------------

     WHEREAS, the Benefit Trust Agreement was established by trust agreement dated August 27, 1996, by and between The Mead Corporation, an Ohio corporation (the "Company") and Key Trust Company of Ohio, N.A., a national banking association (the "Trustee"), as a restatement in its entirety and continuation of a trust established January 9, 1987, by and between the Company and Society Bank, National Association, a national banking association; and

     WHEREAS, it is desirable to amend the Benefit Trust Agreement;

     NOW, THEREFORE, the Benefit Trust Agreement is hereby amended, effective as of June 24, 1998, as follows:

     1. The second paragraph thereof is amended to read, in its entirety, as follows:

          "WHEREAS, the Company is obligated under The Mead Supplemental Executive Retirement Plan, The Mead Corporation Incentive Compensation Election Plan, The Mead Corporation Deferred Compensation Plan for Directors, The Mead Corporation Section 415 Excess Benefit Plan, The Mead Corporation Excess Earnings Benefit Plan, The 1985 Supplement to The
     Mead Corporation Incentive Compensation Election Plan, The 1985 Supplement to The Mead Corporation Deferred Compensation Plan for Directors, The Mead Corporation Executive Capital Accumulation Plan, The Mead Corporation Directors Capital Accumulation Plan and The Mead Corporation Directors Retirement Plan, as each such plan may be amended from time to time (together with any prior version thereof or predecessor plan thereto under which benefits remain payable from time to time, the 'Plans', and singly, the 'Plan') to make certain deferred payments to certain of the Company's present and former directors and executives (together, the "Executives"); and"

     2. Section 3.01 of the Plan is amended to read, in its entirety, as follows:

          "Section 3.01 Definition of Change in Control. For purposes of this
                        -------------------------------
     Trust, a 'Change in Control' shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

          (i) date of expiration of a Tender Offer (as defined below), other than an offer by the Company, if the offeror acquires Shares (as defined below) pursuant to such Tender Offer;

          (ii) the date of approval by the shareholders of the Company of a definitive agreement: (x) for the merger or consolidation of the Company or any direct or indirect subsidiary of the Company into or with another corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent ((i) in the case of a merger or consolidation of the Company, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, or (ii) in the case of a merger or consolidation of any direct or indirect subsidiary of the Company, either by remaining outstanding if the Company continues as a parent of the merged or consolidated subsidiary or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, or (y) for the sale or disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned (directly or indirectly) by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition;

          (iii) (x) any Person is or becomes the Beneficial Owner of 25% or more of the voting power of the then outstanding securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x)(l) of paragraph (ii) above or (y) the date of authorization, by both a majority of the voting power of the Company and a majority of the portion of such voting power excluding the voting power of interested Shares, of a control share acquisition (as such term is defined in Chapter 1701 of the Ohio Revised Code); and

          (iv) a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected, or were nominated for election, by the Company's shareholders with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved) no longer constitute a majority of the Board of Directors.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     "'Affiliate' shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     "'Beneficial Owner' shall have the meaning defined in Rule 13d-3 under the Exchange Act.

     "'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "'Person' shall have the meaning given in Section 3 (a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or

     (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company."

          "'Shares' shall mean shares of common stock, without par value, of The Mead Corporation.

          "'Tender Offer' shall mean a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time."

     IN WITNESS WHEREOF, the parties have executed this First Amendment to the Benefit Trust Agreement as of the effective date written above.

                                        THE MEAD CORPORATION


                                        By /s/ Sue K. McDonnell
                                           ----------------------------
                                           Name: Sue K. McDonnell
                                           Title: Vice President

                                        KEY TRUST COMPANY OF OHIO, N.A.

                                        By /s/ Janice L. Culver
                                           ----------------------------
                                           Name: Janice L. Culver
                                           Title: Senior Vice President

                              SECOND AMENDMENT TO
                            BENEFIT TRUST AGREEMENT
                            -----------------------


     WHEREAS, the Benefit Trust Agreement was established by trust agreement dated August 27, 1996, by and between The Mead Corporation, an Ohio corporation (the "Company"),and Key Trust Company of Ohio, N.A., a national banking association (the "Trustee"), as a restatement in its entirety and continuation of a trust established January 9, 1987, by and between the Company and Society Bank, National Association, a national banking association;

     WHEREAS, the Benefit Trust Agreement was amended as of June 24, 1998;

     WHEREAS, pursuant to Section 6.02 of the Benefit Trust Agreement, the terms and provisions of the Benefit Trust Agreement may be modified or amended with the written consent of the parties hereto; and

     WHEREAS, it is desirable to further amend the Benefit Trust Agreement;

     NOW, THEREFORE, the Benefit Trust Agreement, as amended, is hereby further amended, effective as of October 28, 2000, as follows:

     1. The second paragraph of the Benefit Trust Agreement is amended to read, in its entirety, as follows:

     "WHEREAS, the Company is obligated under The Mead Supplemental Executive Retirement Plan, The Mead Corporation Incentive Compensation Election Plan, The Mead Corporation Deferred Compensation Plan for Directors, The Mead Corporation
Section 415 Excess Benefit Plan, The Mead Corporation Excess Earnings Benefit Plan, The 1985 Supplement to The Mead Corporation Incentive Compensation Election Plan, The 1985 Supplement to The Mead Corporation Deferred Compensation Plan for Directors, The Mead Corporation Executive Capital Accumulation Plan, The Mead Corporation Directors Capital Accumulation Plan, The Mead Corporation Directors Retirement Plan, Hilroy Excess Earnings Plan, and all Change in Control Severance Agreements with Executives and Staff directors, as each such plan or agreement may be amended from time to time (together with any prior version thereof or predecessor plan thereto under which benefits remain payable from time to time, the `Plans', and singly, the `Plan') to make certain deferred payments to certain of the Company's present and former directors and executives (together, the "Executives"); and"

     2. Section 2.01(b) of the Benefit Trust Agreement is amended to read, in its entirety, as follows:

          "(b) Upon the occurrence of a Potential Change in Control, as defined in Section 3.02 hereof, the Company shall deliver to the Trustee to be held in trust hereunder an additional amount of cash (or marketable securities having a fair market value equal to such amount, or one or more insurance policies with a fair market value equal to at least 90% of the cash surrender value of the applicable policy, or some combination thereof) (the "Additional Transfer") representing (i) ten million dollars ($10,000,000), the purpose of which is to provide a fund from which any attorneys' fees and expenses incurred in defending the Trust and the Trustee's payment of the Executives' accrued benefits under the Plans may be paid, plus (ii) the present value (determined at a discount rate of five percent (5%) per annum) of the sum of the amounts which will be sufficient to provide for the Company's obligations to pay the Executives' benefits under the Plans. In the case of any insurance policy delivered to the Trustee, from the date of such delivery to the date of occurrence of a Change in Control, the Trustee shall not take any action with respect to such policy (including, but not limited to, terminating such policy or making any borrowings or payments thereunder) without the prior written consent of the Company."

     3. Section 2.01(d) of the Benefit Trust Agreement is amended to read, in its entirety, as follows:

          "(d) At six-month intervals commencing six months after the delivery of an Additional Transfer pursuant to Section 2.01(b) hereof, unless the Trust Corpus shall theretofore have been released pursuant to Article IV or Article VI hereof, the Company shall recalculate the Additional Transfer which would be required to be delivered pursuant to Section 2.01(b) as of the end of the month immediately preceding such six-month interval date. If the amount so calculated exceeds the fair market value of the then Trust Corpus (as defined in Section 2.02(a) hereof), the Company shall promptly (and in no event later than seven
(7) days from the date of such six-month interval date) pay to the Trustee an amount in cash (or marketable securities or insurance policies or any combination thereof) equal to such excess. If, by reason of the inapplicability of a particular Change in Control Severance Agreement with an Executive or Staff director following a Change in Control, the fair market value of the Trust Corpus exceeds the amount so calculated, the Trustee shall promptly (and in no event later than seven (7) days from the date of such six-month interval date) return to the Company an amount in cash (or marketable securities or insurance policies or any combination thereof) equal to such excess."

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Benefit Trust Agreement as of the effective date written above.

                                       THE MEAD CORPORATION



                                       By /s/ SUE K. MCDONNELL
                                          --------------------------------------
                                          Name:  Sue K. McDonnell
                                          Title: Vice President, General Counsel
                                                 and Secretary



                                       KEY TRUST COMPANY OF OHIO, N.A.



                                       By /s/ JANICE L. CULVER, SENIOR V.P.
                                          --------------------------------------
                                          Name:  Janice L. Culver CPA
                                          Title: Senior Vice President

                               THIRD AMENDMENT TO
                            BENEFIT TRUST AGREEMENT
                            -----------------------


     WHEREAS, the Benefit Trust Agreement was established by trust agreement dated August 27, 1996, by and between The Mead Corporation, an Ohio corporation (the "Company") and Key Bank, N.A., a national banking association (the "Trustee"), as a restatement in its entirety and continuation of a trust established January 9, 1987, by and between the Company and Society Bank, National Association, a national banking association, and subsequently amended, effective as of June 24, 1998, and October 28, 2000; and

     WHEREAS, it is desirable to further amend the Benefit Trust Agreement;

     NOW, THEREFORE, the Benefit Trust Agreement, as amended, is hereby further amended, effective as of June 28, 2001, as follows:

     1. The second paragraph thereof is amended to read, in its entirety, as follows:

          "WHEREAS, the Company is obligated under The Mead Supplemental Executive Retirement Plan, The Mead Corporation Incentive Compensation Election Plan, The Mead Corporation Deferred Compensation Plan for Directors, The Mead Corporation Section 415 Excess Benefit Plan, The Mead Corporation Excess Earnings Benefit Plan, The 1985 Supplement to The Mead Corporation Incentive Compensation Election Plan, The 1985 Supplement to The Mead Corporation Deferred Compensation Plan for Directors, The Mead Corporation Executive Capital Accumulation Plan, The Mead Corporation Directors Capital Accumulation Plan, The Mead Corporation Directors Retirement Plan, The Mead School & Office Products (Canada) Limited Supplemental Employee Retirement Plan, the McSherry Letter dated May 7, 2001, and all Change in Control Severance Agreements with Executives and Staff directors, as each such plan, letter or agreement may be amended from time to time (together with any prior version thereof (except in the case of the McSherry Letter) or predecessor plan thereto under which benefits remain payable from time to time, the 'Plans,' and singly, the 'Plan') to make certain deferred payments to certain of the Company's present and former directors and executives (together, the "Executives"); and "

     2. The first phrase of the first sentence of Section 2.01(b) of the Benefit Trust Agreement, "Upon the occurrence of a Potential Change in Control, as defined in Section 3.02 hereof," is amended to read, in its entirety, as follows: "No later than the tenth business day (the "Funding Date") following the occurrence of a Potential Change in Control, as defined in Section 3.02 hereof,".

     3. The last clause of the first sentence of Section 6.01 of the Benefit Trust Agreement, "provided, however, that, prior to the occurrence of any Potential Change in Control or Change in Control, the Company, in its sole discretion, may terminate this Trust." is amended to read, in its entirety, as follows: "provided, however, that, prior to the earlier of the Funding Date or any Change in Control, the Company, in its sole discretion, may terminate this Trust; and, provided, further, that the Company, in its sole discretion, may terminate this Trust during the ten-business-day period immediately following any return of the Trust Corpus to the Company pursuant to Section 4.01 hereof."

     4. The first sentence of Section 6.02 of the Benefit Trust Agreement is amended to read, in its entirety, as follows:

     "Prior to the earlier of the Funding Date or any Change in Control (and also during the ten-business-day period immediately following any return of the Trust Corpus to the Company pursuant to Section 4.01 hereof), this Trust can be amended by an instrument in writing signed on behalf of the parties hereto."

     5. The first phrase of the second sentence of Section 6.02 of the Benefit Trust Agreement, "After a Potential Change in Control or Change in Control has occurred," is amended to read, in its entirety, as follows: "On and after the earlier of the Funding Date or any Change in Control (except during the ten-business-day period immediately following any return of the Trust Corpus to the Company pursuant to Section 4.01 hereof),".

     IN WITNESS WHEREOF, the parties have executed this Third Amendment to the Benefit Trust Agreement as of the effective date written above.

                                   THE MEAD CORPORATION



                                   By /s/ SUE K. MCDONNELL
                                      ------------------------------------------
                                      Name:  Sue K. McDonnell
                                      Title: Vice President, General Counsel
                                             and Secretary


                                   KEY BANK, N.A.



                                   By /s/ JANICE L. CULVER
                                      ------------------------------------------
                                      Name:  Janice L. Culver, CPA
                                      Title: Senior Vice President

                               FOURTH AMENDMENT
                          TO BENEFIT TRUST AGREEMENT
                          --------------------------


     WHEREAS, the Benefit Trust Agreement was established by trust agreement dated August 27, 1996, by and between The Mead Corporation, an Ohio corporation (the "Company") and Key Bank, N.A., a national banking association (the "Trustee"), as a restatement in its entirety and continuation of a trust established January 9, 1987, by and between the Company and Society Bank, National Association, a national banking association, and subsequently amended, effective as of June 24, 1998, October 28, 2000, and June 28, 2001; and

     WHEREAS, it is desirable to further amend the Benefit Trust Agreement;

     NOW, THEREFORE, the Benefit Trust Agreement, as amended, is hereby further amended, effective as of August 28, 2001, as follows:

     Article III of the Benefit Trust Agreement is amended by adding the following provision as a new Section 3.03 to the end thereof:

          3.03 Notwithstanding the foregoing provisions of this Article or anything in the Trust to the contrary, none of (i) the execution of the Agreement and Plan of Merger by and among MWHolding Corporation, Michael Merger Sub Corporation, William Merger Sub Corporation, the Company and Westvaco Corporation dated as of August 28, 2001 (such Agreement, including any amendments hereafter made thereto, the "Merger Agreement"), (ii) any public announcement described in Section 3.02(ii) made in connection with transactions contemplated by the Merger Agreement, (iii) the increase of any person of his beneficial ownership of the combined voting power of the Company's outstanding securities made in connection with the transactions contemplated by the Merger Agreement as described in Section 3.02(iii);
     (iv) any resolution of the Board described in Section 3.02(iv) made in connection with the transactions contemplated by the Merger Agreement, nor
     (v) the consummation of the transactions contemplated by the Merger Agreement, shall constitute either a Change in Control or Potential Change in Control within the meaning of the Trust. No contributions by the Company to the Trust shall be required under the Benefit Trust Agreement with respect to any event, action or circumstance occurring from or after execution of the Merger Agreement and prior to the Effective Time of the Mergers (as defined in the Merger Agreement). Notwithstanding the immediately preceding sentence, if the Merger Agreement shall be terminated pursuant to Article VIII of the Merger Agreement, and if any event, action or circumstance which is not described in the immediately preceding sentence and would constitute a Potential Change in Control under the amended Trust has occurred from or after the execution of the Merger Agreement and on or before the termination of the Merger Agreement, then, for all purposes of the Trust (including, without limitation, the timing of contributions required to be made by the Company to the Trust), such event, action or circumstance shall be deemed to have occurred immediately after the termination of the Merger Agreement and the immediately preceding sentence shall be of no further force and effect.

     Section 7.02 of the Benefit Trust Agreement is amended by adding the following provision as a new Section 7.02(d) to the end thereof:

     (d) From and after the Effective Time (as defined in the Merger Agreement), the term "Company" shall refer to MeadWestvaco Corporation.

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to the Benefit Trust Agreement as of the effective date written above.

                                        THE MEAD CORPORATION



                                        By /s/ PETER H. VOGEL, JR.
                                          ------------------------------------
                                          Name:  Peter H. Vogel, Jr.
                                          Title: Vice President, Finance and
                                                 Treasurer


                                        KEY BANK, N.A.



                                        By /s/ JANICE L. CULVER
                                          ------------------------------------
                                          Name:  Janice L. Culver, CPA
                                          Title: Senior Vice President

                                       2